UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2008

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2008, Biolase Technology, Inc. ("Biolase" or the "Company") entered into an amendment to its License and Distribution Agreement dated August 8, 2006, as amended, (the "Agreement") with Henry Schein, Inc. ("Henry Schein").

Under the Agreement, Henry Schein will remain the exclusive distributor of the complete line of Biolase dental laser systems, accessories and services within the United States and Canada.

Pursuant to the Agreement, Henry Schein is obligated to meet certain minimum purchase requirements and is entitled to receive incentive payments if certain purchase targets are achieved. If Henry Schein has not met the minimum purchase requirements, Biolase will have the option to (i) shorten the remaining term of the Agreement to one year, (ii) grant distribution rights held by Henry Schein to other persons (or distribute products itself), (iii) reduce certain discounts on products given to Henry Schein under the Agreement and (iv) cease paying future incentive payments. Additionally, under certain circumstances, if Henry Schein has not met the minimum purchase requirements, Biolase has the right to purchase back the exclusive distributor rights granted to Henry Schein under the Agreement.

Under the Agreement, the Company has agreed to use Henry Schein Financial Services ("HSFS") as its exclusive financial services firm with respect to financing its laser equipment. HSFS in turn has agreed to offer the Company competitive financing options.

A copy of the press release announcing the amendment to the Agreement and certain other matters is furnished as Exhibit 99.1 and incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of BIOLASE Technology, Inc., dated March 6, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

March 6, 2008	By:	/s/ Jake St. Philip

Name: Jake St. Philip
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of BIOLASE Technology, Inc., dated March 6, 2008.